SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934	OMB APPROVAL OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response…...…5.0

Date of Report (Date of earliest event reported)

January 1, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

(713) 888-0660

 (Registrant’s telephone number, including area code)

THREE RIVERWAY
SUITE 1050
HOUSTON, TEXAS 77056

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) 4529895v.10

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pearson Employment Agreement

Trulite, Inc. (the “Company”) and Kenneth E. Pearson (“Mr. Pearson”) entered into an employment agreement (the “Pearson Employment Agreement”) on January 1, 2007. Mr. Pearson is employed as the Company’s Chief Operating Officer. The initial term of employment ends May 31, 2007, and if the Company elects not to renew the Pearson Employment Agreement at the end of this initial term, the Company is obligated to pay Mr. Pearson his salary for an additional 120 days as severance. The Pearson Employment Agreement provides for an annual base salary of $155,000. The Pearson Employment Agreement includes confidentiality and non-competition provisions.

Promissory Notes

Effective February 6, 2007, the Company executed two promissory notes, pursuant to which the Company is obligated to repay a total of $600,000, together with accrued interest (the “Notes”): $360,000 to Standard Renewable Energy Group, LLC (“SREG”), attached to this Form 8-K as Exhibit 10.58, and $240,000 to Contango Venture Capital Corporation, LLC (“CVCC”), attached to this Form 8-K as Exhibit 10.59. The notes carry an interest rate of 11.25% through August 5, 2007, after which date they will carry an interest rate equal to the prime rate plus 3%.

SREG owns NewPoint Energy Solutions, LP (“NewPoint”), the beneficial owner of 45.2% of the Company’s common stock.

CVCC is the beneficial owner of 16.1% of the Company’s common stock.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective February 6, 2007, the Company executed two promissory notes promising the repayment of a total of $600,000, together with accrued interest, as described in Item 1.01.

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Company engaged UHY LLP on February 22, 2007, as the Company’s independent registered public accountant for the Company’s fiscal year ending December 31, 2006. UHY LLP is a legal entity that is separate from UHY Mann Frankfort Stein & Lipp CPAs, LLP, the Company’s former independent registered public accountant. The partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP joined UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort Stein & Lipp CPAs, LLP has an affiliation.

The decision to engage UHY LLP upon the resignation of UHY Mann Frankfort Stein & Lipp CPAs, LLP was approved by the Company’s Board of Directors.

As stated above, on February 22, 2007, the Company engaged UHY LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending December 31, 2006. During the Company’s last two fiscal years and any subsequent interim period, the Company has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did UHY LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue. Further, during the Company’s last two fiscal years and subsequent interim period, the Company has not consulted with UHY LLP on any matter that was the subject of a disagreement or a reportable event.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Pearson Appointment

Kenneth E. Pearson was named Chief Operating Officer of the Company effective January 1, 2007.

From November 2005 until January 2007, Mr. Pearson was an independent consultant. From 2001 until 2005, he was the Chief Operating Officer of Jadoo Power Systems Inc., where he launched the company and its products. Jadoo’s primary product lines are portable fuel cell power, metal hydride storage and refilling products. During his tenure, he created and managed Jadoo’s infrastructure, product development team and strategy, intellectual property strategy, supply chain relationships and a state of the art fuel cell development and manufacturing facility. Over the past 28 years Mr. Pearson has developed a track record in the management of technology companies in a broad range of industries from fuel cells, medical devices, electronics and aerospace. Mr. Pearson holds a BSME degree and has over four additional years of formal management training. He also is certified in operations by the Association for Operations Management. Mr. Pearson held a position on Jadoo Power Systems Board of Directors for three years and was elected to the National Hydrogen Associations Board of Directors in 2004.

See Item 1.01 for a description of the Pearson Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

10.58	Promissory Note dated February 6, 2007, made by Trulite in favor of Standard Renewable Energy, L.P.

10.59	Promissory Note dated February 6, 2007, made by Trulite in favor of Contango Venture Capital Corporation, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: February 26, 2007	By:	/s/ Jonathan Godshall
Name: Jonathan Godshall
Title: President and Chief Executive Officer